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                                                                    Exhibit 99.C

                        Registration Rights Agreement

     This Agreement is entered into by and between James H. Dahl and Rock Creek Partners, Ltd., a Florida limited partnership (individually, an "Investor" and, collectively the "Investors") and Proactive Technologies, Inc., a Florida corporation (the "Company") as of this 16th day of September, 1996.

     Section 1. Definitions. As used in this Agreement, unless the context otherwise requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock: The shares of Common Stock, par value $.04 per share, of the Company as existing on the date hereof.

     Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: (a) any shares of Common Stock issued pursuant to the Stock Exchange Agreement between the Investors and the Company dated September 9, 1996 and (b) securities issued or issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Sections 2 and 3 hereof, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts, commissions, transfer taxes or any other expense of the

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     Investor, if any.

     Requesting Holder: As defined in Section 3 hereof.

     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Section 2. Registration on Request. (a) Registration Required. At any time or from time to time after the date hereof until such time as the Investors shall be eligible to effect sales pursuant to Rule 144(k) under the Securities Act or any similar rule or regulation hereafter adopted by the Commission, upon the written request of one or more of the Investors, the Company shall use its best efforts to effect the registration under the Securities Act of all the Investors' Registrable Securities; provided that the Company shall not be required to effect more than two registrations pursuant to this Section 2 and shall not be required to complete an effective registration prior to one year from the date hereof.

     (b) Information. The Company agrees to include in any registration statement filed under this Section 2 all information which holders of Registrable Securities being registered shall reasonably request (after giving due regard to the confidentiality of such information).

     (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

     Section 3. Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms and other than pursuant to
Section 2 hereof), whether or not for sale for its own account, it will each such time


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give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3. Upon the written request of any such holder (a "Requesting Holder") made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Section 2 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

     If the securities being registered by the Company are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities and of any other securities requested to be included would interfere with the successful marketing of the securities being registered by the Company (such writing to state the basis of such belief and the approximate number of such Registrable Securities and other securities so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities exclude pro rata from such underwritten offering the number of such Registrable Securities and shares of such other securities so requested to be included so that the resultant aggregate number of such Registrable Securities and of such other securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter pro rata based on the number of shares so requested to be included.

     The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the


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benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     Section 4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable
Securities under the Securities Act as provided in Sections 2 and 3 hereof, the Company shall, as expeditiously as possible:

        (i) prepare and (in the case of a registration pursuant to Section 2 hereof such filing to be made within 30 days after the initial request of one or more of the Investors) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective, provided, however, that the Company furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the prior review of such counsel;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or in the case of a registration pursuant to Section 3 hereof, the expiration of 90 days after such registration statement becomes effective;

        (iii) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the

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     prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and Requesting Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller;

        (iv) use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall reasonably be requested by such seller and any Requesting
     Holder, (B) to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and (C) take any other action which may be reasonably necessary or advisable to enable Requesting Holder or seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iv), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

        (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (vi) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder (and each underwriter, if any) a reasonable number of copies of a supplement to or an amend-


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     ment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the full calendar month after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of Section ll(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days (or such shorter reasonable time period as given circumstances shall dictate) prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and

        (viii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters, respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


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     Section 6. Indemnification. (a) Indemnification by the Company. The
Company will, and hereby does, indemnify and hold harmless the holder of any Registrable Securities covered by any registration statement filed pursuant to
Section 2 or 3 hereof, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, such Requesting Holder and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

     (b) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or


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proceeding involving a claim referred to in the preceding subdivision of this
Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivision of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     (c) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

     (d) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (e) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 6 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, damage or liability (i) in such proportion as


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is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by Pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivisions of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 7. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities


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may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 8. Assignment. The provisions of this Agreement which are for the benefit of the Investors shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     Section 9. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than 50% of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 9, whether or not such Registrable Securities shall have been marked to indicate such consent.

     Section 10. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     Section 11. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and either hand delivered or sent by prepaid commercial courier, telecopy or first-class registered or certified mail, postage prepaid, and addressed

     if to the Investors:         James H. Dahl and
                                  Rock Creek Partners, Ltd.
                                  1200 Gulf Life Drive
                                  Suite 902
                                  Jacksonville, FL 32207
                                  Attention: Arthur L. Cahoon
                                  FAX: 904-393-9003


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     with a copy to:              Kirschner, Main, Graham, Tanner &
                                  Demont
                                  One Independent Drive, Suite 2000
                                  Jacksonville, Florida 32202
                                  (Mailing Address):
                                  P.O. Box 1559
                                  Jacksonville, Florida 32201-1559
           Attention:             James L. Main, Esq.
                 FAX:             (904) 358-2199

     if to any other
     holder of Registrable
     Securities:                  The address that such holder shall
                                  have furnished to the Company in
                                  writing, or, until any such other
                                  holder so furnishes to the Company
                                  an address, then to and at the
                                  address of the last holder of such
                                  Registrable Securities who has
                                  furnished an address to the Company

     if to the Company:           Robert E. Maloney, Jr.
                                  7118 Beech Ridge Trail
                                  Tallahassee, Florida 32312
                                  FAX:904-668-9100

     with a copy to:              Daniel L. Dinur, Esq.
                                  One Lakeside Commons
                                  990 Hammond Drive, Suite 760
                                  Atlanta, Georgia 30328
                                  FAX: 770-395-3171


or at such other address the Investor or the Company shall have given notice to other. Notices sent by commercial courier services for next day delivery shall be deemed given and received the day after they are sent, notices sent by telecopy shall be deemed given and received the day they are sent, and notices sent by mail shall be deemed given and received five (5) days after being mailed as aforesaid.

     Section 12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

    Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida without reference to the principles of conflicts of laws.

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     Section 14. Termination. This Agreement shall terminate when (i) a registration statement with respect to the sale of the Registration Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iii) the Registrable Securities shall have ceased to be outstanding.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year set forth above.

Proactive Technologies, Inc.,           Rock Creek Partners, Ltd.,
a Delaware Corporation                  a Florida limited partnership


By: /s/ X                               By: /s/ Arthur L. Cahoon,
   -------------------------------         -------------------------------
Its _____ President                        Arthur L. Cahoon,
                                           general partner

Attest: /s/ Anne F. Derhman             By: /s/ James H. Dahl
       ---------------------------         -------------------------------
Its _____ Secretary                        James H. Dahl,
                                           general partner



                                           /s/ James H. Dahl
                                           -------------------------------
                                           James H. Dahl,
                                           individually


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

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement') is entered into this ____ day of May, 1996, by and among PROACTIVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Company") and JAMES DAHL, and all others named holders over which he has voting control, (hereinafter "Seller") being a shareholders of 74,200 shares of Killearn Properties, Inc. (Hereinafter "KPI").

     WHEREAS, Seller is the owner of record and beneficially own Seventy Four Thousand Two Hundred (74,200) shares of the issued and outstanding shares of the Common Stock of KPI (the "Shares"); and

     WHEREAS, the Seller desires to sell all of these shares of KPI to Buyer, and Buyer wishes to buy said shares; and

     WHEREAS, in consideration of Ten Dollars ($10.00) and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.
                        SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined below), Sellers agree to assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, the shares listed in Exhibit "A", attached hereto.

     1.2 Closing. The purchase shall be consummated at the Closing to take place at the office of the Buyer on or before May ___, 1996, unless otherwise mutually agreed upon by the parties.

     1.3 Purchase Price. The aggregate purchase price ("Purchase Price") for the shares shall be as follows:

         Four (4) shares of Restricted Common Stock of Buyer (Buyer's Restricted Shares), Proactive Technologies, Inc. ("PTEK") for each share of KPI stock; Seller has 74,200 shares of KPI stock over which he has voting control, for a total of TWO HUNDRED NINETY SIX THOUSAND EIGHT HUNDRED (296,800) shares of Buyer's Restricted Shares.

Seller, at Closing shall by issuance and delivery of Seller's shares to Buyer and Buyer shall by issuance and delivery of its stock to Seller.


                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer, with respect to the Shares owned by the Seller, as follows:

     a. Title to the Shares. At Closing, Seller shall own of record and beneficially the number of shares listed in Paragraph 1.3 of KPI, and attached as Exhibit "A", free and clear of all encumbrances, liens, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and
authority to transfer said shares to Buyer.   The Shares are unrestricted,
free-trading shares of KPI and no person has any preemptive rights or rights of first refusal with respect to any of the shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the shares, nor are there any outstanding rights options, warrants, or calls with respect to the Shares.

     b. Investment Intent. Seller is acquiring Buyer's Restricted Shares for his own account, for investment purposes only, and not with a view toward the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing same. Seller understands the specific risks related to any investment in the shares of Buyer, especially as it relates to the financial performance of Buyer.

     c. Restricted Shares. Seller understands that Buyer's Restricted Shares are restricted shares, that they are not registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), that the shares cannot be resold unless they are registered under the Act or unless an exemption from registration is available, and that the shares will contain a restrictive legend providing for restrictions on the resale of the shares until they are registered with the SEC under the Act or unless an exemption from registration is available.

     d. Accredited Investor. Seller is an "accredited investor" as used in section 2(15)(ii) of the Act and has provided Buyer with current financial statements in support thereof.

     e. Buyer's recent SEC filings. Seller understands that Buyer is a public, reporting company under the Securities and Exchange Act of 1934 and that Buyer has provided Seller with copies of its recent filings, including its SEC Form 10-KSB dated June 30, 1995, and SEC Forms 10-QSB dated September 30, 1995 and December 31, 1995.


     2.2 Representations of the Warranties of Buyer. Buyer represents and warrants as follows:

     a. Organization. Buyer is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

     b. Authorized Capitalization. The authorized capitalization of Buyer consists of 60,000,000 shares of .01 par value Common Stock, of which Eleven Million, Five Hundred Sixty Two Thousand Seven Hundred and Twelve (11,562,712) shares have been issued and are outstanding (after giving effect to a one for four reverse stock split). Buyer's Restricted Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, and sold and delivered by Buyer in compliance with all applicable state and federal laws. Except with respect to warrants issued to holders of certain interests, entitling such holders to purchase such Common Stock at a price of $.50 per share (before the reverse stock split), as provided in Section 4.1 of Buyer's Plan of Reorganization approved by the United States Bankruptcy Court for the Northern District of Oklahoma (the "Bankruptcy Court") on November 21, 195, Buyer does not have nay outstanding rights, options, warrants, calls, commitments, conversions, or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Buyer is not a party to any is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of Buyer's income, profits or assets, or obligating Buyer to distribute any portion of its income, profits or assets.

     c. Authority. Buyer has full power and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. These agreements shall constitute legal and binding obligations on the Buyer, enforceable in accordance with their terms. No consent or approval must be obtained from any other person or entity. Further, the consummation and performance of the transactions contained herein, conflicts with, requires the approval of , results in a breach or default hereunder, or gives to other any interest or right of termination, cancellation or acceleration, in or with respect to, any material agreement to which Buyer is a party or by which Buyer or any of its material assets or properties are affected.

     d. Investment intent. Buyer is acquiring the shares for its own account, for investment purposes only, and not with a view toward the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing same to any entity to which it does not control. Buyer understand the specific risks related to any investment in the shares, especially as it relates to the financial performance of the Company.

     e. Buyer's Financial Statements. Buyer's Financial Statement for the quarter ended March 31, 1996 is in the process of being completed and will be delivered to the office of Seller when completed. When completed, Buyer's financial statements will be complete, prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and will fairly present the financial position of Buyer as of March 31, 1996 on SEC Form 10-QSB.

     f. Full Disclosure. All statements of Buyer contained in this Agreement and in any other written documents delivered by or on behalf of the Buyer to the Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which could have a materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer, which have not been disclosed to the Seller in this Agreement.

                                  ARTICLE III.
                                   COVENANTS.

     3.1 Covenants of Buyer. Buyer covenants and agrees to perform the following acts:

     a. Registration of Buyer's Restricted Shares. Buyer will file its s-3 Registration Statement with the Securities and Exchange Commission within ninety (90) days after the Closing to effect the registration of Buyer's Restricted Shares.

     b. Ordinary Course of Business. Buyer will operate its business only in the ordinary course and will use its best efforts to preserve Buyer's business, organization, goodwill and relationships with persons having business dealings with Buyer.

     c. Maintain Books. Buyer will maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

     d. Taxes and Accounting Matters. Buyer will file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and tp pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Buyer will not change its accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

     e. Due Compliance. Buyer will comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business, the violation of which would have a material adverse effect on Buyer.



                                  ARTICLE III.
                         CONDITIONS PRECEDENT TO CLOSE

The obligation of Buyer and Seller to close the Transaction contemplated hereunder is subject to fulfillment by the Company, Seller and Buyer of each of the following conditions, which may be waived in whole or in part in writing:

     3.1 Compliance with representations, Warranties and Covenants. The representations and warranties of the Company and Sellers and of the Buyer have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made at Closing. The Company, Sellers and Buyer shall have performed all agreements, covenants and conditions required to be performed prior to Closing.

     3.2 No Adverse Change. Subsequent to the date of this Agreement and the Closing, other shall have been no event which has had a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

     3.3 No Legal Proceeding. No suit, action, or other legal or administrative proceeding before any court or other governmental agency shall be pending seeking to enjoin the consummation of this Transaction.

     3.4 Documents to be Delivered by the Company and Sellers. The Company and Sellers shall have delivered the following:

     A. Stock certificates representing the Shares listed in Paragraph 1.3, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers

     B. Such other documents or certificates as shall be reasonably required by Buyer or its attorney to close or consummate the transaction.

     3.5    Documents to be delivered by Buyer.

     A. Buyer shall have delivered to Seller Buyer's Restricted Shares to be issued at the Closing by Buyer pursuant to his Agreement.

                                  ARTICLE IV.
                                 MISCELLANEOUS

     4.1 Modification. Buyer and Seller may amend, modify, or supplement this Agreement in any manner as they mutually agree only in writing.

     4.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     4.3 Termination and Abandonment. This agreement may be terminated and the purchase of the shares may be abandoned before this Closing:

     a.     By the mutual consent of the Seller and the Buyer.

     b. By Buyer, if the representations and warranties of the Sellers set forth shall not be accurate; or the condition precedents set forth above shall not have been satisfied in all material respects; or

     c. By the Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth above shall not have been satisfied in all materials respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefore.

     4.4 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit, or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     4.5 Assignability. Buyer may assign this Agreement only with consent of Seller.

     4.6 Binding Effect. This Agreement, together with all other documentation delivered as exhibits or part of this transaction constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, assigns of the parties hereto.

     4.7 Applicable Law. This Agreement and Transaction is are made pursuant to and will be construed under, the laws of the State of Delaware.

     4.8 Notices. All notices, requests, demands and other communication hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, certified return receipt requested to:

              a.)  If to Buyer, to:

                                      Proactive Technologies, Inc.
                                      Mark A. Conner, President
                                      7118 Beech Ridge Trail
                                      Tallahassee, Florida 32312
                                      Telephone: (904) 668-8500
                                      Fax:   (904) 668-9100

              b.)  If to Seller, to:

                                      James Dahl

                                      ____________________
                                      Jacksonville, Florida _______
                                      Telephone: (____) ___________
                                      Fax: (___) ___________

Any change in addresses may be made provided written notice is given to the other parties.

     4.9 Headings. The headings contained herein are for reference only and do not affect in any way the meaning or interpretation of this agreement.

     4.10 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be construed to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained therein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     4.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     4.12 Attorneys Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     4.13 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This agreement has been negotiated by and submitted to the scrutiny of both Buyer and Sellers and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight to its having been drafted by either party.

     4.14 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     4.15 Public Announcements. No party shall issue any public announcements or news releases relating to the transactions without the prior written consent of the other party to this Agreement, except as required by law.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement on the date first written above.


                               "BUYER"

                               PROACTIVE TECHNOLOGIES, INC.


                               By:__________________________
                                  Mark A. Conner, President




                               "SELLER"

                               JAMES H. DAHL, as owner and controller of KPI votes under street names


                               By:____________________________
                                  James H. Dahl



                                      6